EXHIBIT 10.4.5

CALPINE CORPORATION

DIRECTOR'S
RESTRICTED STOCK AGREEMENT
(Pursuant to the 2008 Director Incentive Plan)

This Restricted Stock Agreement ("Agreement"), entered into on the ____ day of ___________, 20___ (the "Grant Date"), which is the date on which the Award described below was approved in accordance with the Plan (as defined below), between Calpine Corporation, a Delaware corporation (the "Company"), and ____________________, (the "Director"). Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms not otherwise defined herein shall have the same definitions as provided in the Plan.

WHEREAS, to carry out the purposes of the Calpine Corporation 2008 Director Incentive Plan (the "Plan"), shares of restricted Common Stock (as defined below) are hereby granted to the Director in accordance with this Agreement; and

WHEREAS, the Company and Director agree as follows:

1.     Award of Common Stock.  The Company hereby grants (the "Grant") to Director ________ shares (the "Shares") of common stock, $.001 par value, of the Company ("Common Stock"), which shall be subject to the restrictions on transferability set forth in Section 2(d) herein (the "Restrictions") and to the other provisions of this Agreement.

2.     Restricted Period.

(a)     For a period of one (1) year commencing on the Grant Date (the "Restricted Period"), the Shares shall be subject to the Restrictions and any other restrictions as set forth herein.  Except as otherwise provided herein, the Restrictions shall lapse and expire as to the Shares in accordance with the following schedule provided the Director has continuously served on the Board of Directors of the Company ("Board") from the Grant Date through the lapse date:

Lapse Date	Percentage of Total Number of Shares as to Which Forfeiture Restrictions Lapse
First Anniversary of the Grant Date	100%

 The Shares which are subject to the Restrictions shall hereinafter be referred to as "Restricted Shares."  The Shares which are no longer subject to the Restrictions as set forth above and in paragraphs (f) and (g) below shall hereinafter be referred to as "Transferable Shares."

(b)     The Company shall effect the issuance of the Shares out of authorized but unissued shares of Common Stock or out of treasury shares of Common Stock and shall also effect the issuance of a certificate or certificates for the Shares.  Each certificate issued for Restricted Shares to the Director shall be registered in Director's name and shall be either deposited with the Secretary of the Company or its designee in an escrow account or held by the Secretary of the Company, at the election of the Company, together with stock powers or other instruments of transfer appropriately endorsed in blank by Director (Director hereby agreeing to execute such stock powers or other instruments of transfer as requested by the Company).  Such certificate or certificates shall remain in such escrow account or with the Secretary of the Company until the corresponding Restricted Shares become Transferable Shares as set forth in paragraph (a) above or paragraphs (f) and (g) below.  Certificates representing the Restricted Shares shall bear a legend in substantially the following form:

"THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE CALPINE CORPORATION 2008 DIRECTOR INCENTIVE PLAN AND AN AWARD AGREEMENT.  COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE OFFICES OF CALPINE CORPORATION, 717 TEXAS AVENUE, SUITE 1000, HOUSTON, TEXAS  77002.

The Company may place appropriate stop transfer instructions with respect to the Restricted Shares with the transfer agent for the Common Stock.  Upon Restricted Shares becoming Transferable Shares, the Company shall effect, in exchange for the legended certificates, the issuance and delivery of a certificate or certificates for such Shares to the Director free of the legend set forth above.

(c)     The Director shall, during the Restricted Period, have all of the other rights of a stockholder with respect to the Shares including, but not limited to, the right to receive dividends, if any, as may be declared on such Restricted Shares from time to time, and the right to vote (in person or by proxy) such Restricted Shares at any meeting of stockholders of the Company.  Any shares of Common Stock received as a dividend on or in connection with a stock split of the Shares shall be subject to the same restrictions as the Shares underlying such shares of Common Stock received on account of such stock dividend or split.

(d)     The Restricted Shares and the right to vote the Restricted Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of Director or any agent of Director or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company or any agent or any custodian holding certificates for the Restricted Shares during the Restricted Period, unless the Restrictions have then expired pursuant to the provisions of paragraph (a) above or paragraphs (f) and (g) below.  This provision shall not prohibit Director from granting revocable proxies in customary form to vote the Shares.

(e)     Except as provided in paragraphs (f) and (g) below, if Director shall cease to serve on the Board prior to the expiration of the Restricted Period for any reason, then, in that event, any Restricted Shares outstanding shall thereupon be forfeited by Director to the Company, without payment of any consideration or further consideration by the Company, and neither the Director nor any successors, heirs, assigns or legal representatives of Director shall thereafter have any further rights or interest in the Restricted Shares or certificates therefor, and Director's name shall thereupon be deleted from the list of the Company's stockholders with respect to the Restricted Shares.

(f)     In the event the Director's service on the Board is terminated by reason of Disability (as defined in Section 17 of the Plan) or death at any time during the Restricted Period, all restrictions imposed on the Shares in accordance with the terms of the Plan and this Agreement shall lapse and the Restricted Shares shall thereby be Transferable Shares.

(g)     Upon the occurrence of a Change in Control (as defined in Section 16 of the Plan), any Restrictions on the Restricted Shares set forth in this Agreement shall be deemed to have expired, and the Restricted Shares shall thereby be Transferable Shares.

(h)     If the Director's service on the Board shall terminate prior to the expiration of the Restricted Period, and there exists a dispute between Director and the Company as to the satisfaction of the conditions to the release of the Shares from the Restrictions hereunder or the terms and conditions of the Grant, the Shares shall remain subject to the Restrictions until the resolution of such dispute, regardless of any intervening expiration of the Restricted Period, except that any dividends that may be payable to the holders of record of Common Stock as of a date during the period from Director's termination of service on the Board to the resolution of such dispute shall:

(1)     to the extent to which such dividends would have been payable to Director on the Shares, be held by the Company as part of its general funds (unless such action would detrimentally affect Director under Section 409A of the Code), and shall be paid to or for the account of Director only upon, and in the event of, a resolution of such dispute in a manner favorable to Director, and

(2)     be canceled upon, and in the event of, a resolution of such dispute in a manner unfavorable to Director.

3.     Taxes.  Director understands that Director may elect to be taxed at the Grant Date rather than at the time the Restrictions lapse with respect to the Shares by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Company.  DIRECTOR ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE ELECTION GIVEN TO THE COMPANY) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARES TO DIRECTOR; AND THAT DIRECTOR IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION.  Director agrees to notify the Company promptly of any tax election made by Director with respect to the Shares.

4.     Adjustments/Changes in Capitalization.  This award is subject to the adjustment provisions set forth in the Plan.

5.     Compliance with Securities Laws.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any restricted or unrestricted common stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

(a)     Restricted Securities.  If the shares of Common Stock issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), then the Director hereby confirms that he or she has been informed that the shares of Common Stock issued pursuant to this Agreement are restricted securities under the 1933 Act and may not be resold or transferred unless such shares are first registered under the federal securities laws or unless an exemption from such registration is available.  Accordingly, the Director hereby acknowledges that he or she is prepared to hold such shares of Common Stock for an indefinite period and that the Director is aware that Rule 144 promulgated by the SEC is not presently available to exempt the resale of the shares of Common Stock issued pursuant to this Agreement from the registration requirements of the 1933 Act.  The Director is aware of the adoption of Rule 144 by the SEC, promulgated under the 1933 Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Director acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Director wishes to sell the shares of Common Stock issued pursuant to this Agreement or other conditions under Rule 144 which are required of the Company.  If so, the Director understands that Director will be precluded from selling the securities under Rule 144 even if the one-year holding period (or any modification thereof under the Rule) of said Rule has been satisfied. Prior to the Director's acquisition of the shares of Common Stock issued pursuant to this Agreement, the Director acquired sufficient information about the Company to reach an informed knowledgeable decision to acquire such shares of Common Stock.  The Director has such knowledge and experience in financial and business matters as to make the Director capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision.  The Director is able to bear the economic risk of his or her investment in the shares of Common Stock issued pursuant to this Agreement.  The Director agrees not to make, without the prior written consent of the Company, any public offering or sale of the Shares although permitted to do so pursuant to Rule 144(k) promulgated under the 1933 Act, until all applicable conditions and requirements of the Rule (or registration of the shares of common stock issued pursuant to this Agreement under the 1933 Act) and this Agreement have been satisfied.

(b)     Restrictive Legends.  In order to reflect the restrictions on disposition of the shares of Common Stock issued pursuant to this Agreement, the stock certificates for the shares of Common Stock issued pursuant to this Agreement may be endorsed with a restrictive legend, in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (1) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR EVIDENCE SATISFACTORY TO THE COMPANY OF AN EXEMPTION THEREFROM, AND (2) IN COMPLIANCE WITH THE DISPOSITION PROVISIONS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO

THE SHARES).  SUCH AGREEMENT IMPOSES CERTAIN RESTRICTIONS IN CONNECTION WITH THE DISPOSITION OF THE SHARES. THE SECRETARY OF THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

6.     Binding Effect.  The terms and conditions hereof shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of Director, including, without limitation, Director's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of Director.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company.

7.     Notice.  All notices required to be given under this Agreement or the Plan shall be in writing and delivered in person or by registered or certified mail, postage prepaid, to the other party at the address set out below each party's signature to this Agreement or at such other address as each party may designate in writing from time to time to the other party.  Each party to this Agreement agrees to inform the other party immediately upon a change of address.  All notices shall be deemed delivered when received.

8.     Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration in Houston, Texas by one arbitrator appointed in the manner set forth by the American Arbitration Association.  Any arbitration proceeding pursuant to this paragraph shall be conducted in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association.  Judgment may be entered on the arbitrator's award in any court having jurisdiction.

9.     Entire Agreement and Amendments.  This Agreement contains the entire agreement of the parties relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter hereof.  This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

10.     Separability.  If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by decree of a court of last resort, the parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

11.     Interpretation of the Plan and the Grant.  In the event there is any inconsistency or discrepancy between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall prevail.

12.     Governing Law.  The execution, validity, interpretation, and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware except to the extent pre-empted by federal law.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by one of its officers thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.

CALPINE CORPORATION

By: ________________________________________
Authorized Officer

Calpine Corporation
717 Texas Avenue, Suite 1000
Houston, Texas 77002

EMPLOYEE

____________________________________________
Name:

Address:
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